SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 26, 2009

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897

Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 2, 2009, Jeffrey Daub, our Chief Financial Officer, tendered his resignation in order to pursue other opportunities.

On the same day we retained Mr. Kurt Streams as a consultant to handle certain of the responsibilities previously handled by Mr. Daub. Mr. Streams was scheduled to join us on that day as a consultant to handle certain special assignments.  We expect that Mr. Streams will formally replace Mr. Daub as the Company’s Chief Financial Officer in the future.

Mr. Streams is a CPA and has over twenty five years experience in corporate and public accounting, including two years with Ernest & Young, LLP and six years with Deloitte & Touche, LLP.  He has also served as Chief Financial Officer to public and private companies, including IGIA Inc. and The Deal LLC, the publisher of the M&A magazine The Deal.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2009

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny

J. Patrick Kenny, President and CEO